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                                                                    EXHIBIT 23.3

               Consent of Miller, Hamilton, Snider & Odom, L.L.C.


                               CONSENT OF COUNSEL

The Colonial BancGroup, Inc.

     We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the heading "LEGAL MATTERS," to the summarization of our opinion referenced therein, and to the inclusion of our opinion at
Exhibit 5 of the Registration Statement.

/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

July 9, 2002